UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

61 Spectrum, Las Vegas, NV 89101
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2017, Justin Cary resigned as Chief Financial Officer of Praxsyn Corporation, a Nevada corporation (the “Company”). Mr. Greg Sundem, who also serves as the Company’s Chief Executive Officer, President and Chairman of the Board, as reported in the Form 8-K as filed with the Securities and Exchange Commission on April 5, 2016, which is incorporated by this reference, was appointed by the unanimous consent of the Board of Directors as the Company’s Chief Financial Officer effective April 20, 2017.

On May 15, 2017, Mr. Cary filed suit against the Company in the Superior Court of the State of California, County of Orange, for breach of contract and other employment related causes of action. Effective June 7, 2017, the Company and Mr. Cary entered into a settlement agreement, in which the Company shall pay Mr. Cary $16,225.50 (the “Settlement”). Other than the payment of the Settlement due to Mr. Cary on July 15, 2017, thereafter, the Company shall have no outstanding obligations due to Mr. Cary, including but not limited to the repayment of certain related party loans from Mr. Cary to the Company which have now been paid in full.

On the same date of delivery of the settlement agreement, Mr. Cary delivered to the Company a resignation dated May 18, 2017, from his position as a member of the board of directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Greg Sundem
Greg Sundem, Chief Executive Officer

Dated: June 28, 2017